Exhibit 99.10

OMAGINE, INC.

BENEFICIAL OWNER ELECTION FORM - RIGHTS

The undersigned acknowledge(s) receipt of your letter and the enclosed materials relating to the distribution of non-transferable rights to purchase shares of common stock, $0.001 par value per share (“Common Stock”), of Omagine, Inc.

I (we) hereby instruct you as follows:

(CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)

Box 1.  Please DO NOT EXERCISE RIGHTS for Common Stock.

Box 2.  Please EXERCISE RIGHTS for Common Stock as set forth below:

Basic Subscription Right

I exercise	_______________ rights - (no. of your rights rounded up to nearest whole right)	x	1		=
				(ratio)		(no. of new shares)
Therefore, I apply for	____________________	x		$1.25	=	$
	(no. of new whole shares)			(subscription price)		(amount enclosed)
Over-Subscription Privilege

If you fully exercise your Basic Subscription Right, and wish to subscribe for additional shares, you may exercise your Over-Subscription Privilege. Exercise of your Over-Subscription Privilege is subject to limitation and allocation as described in the Prospectus.

I apply for	____________________	x	$1.25	=	$
	(no. of whole shares)		(subscription price)		(additional amount enclosed)

Total Payment Required (sum of basic plus over-subscription amounts): $ __________________

I am (we are) making the Total Payment Required in the following manner:

 Payment in the following amount is enclosed: $ ____________________  and/or

 Please deduct payment of $ __________________ from the following account maintained by you as follows:

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(The total of the above two boxes must equal the “Total Payment Required” specified above.)

Type of Account                                                                           Account No.
__________________________                                           _________________________

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form irrevocably elect to purchase the number of shares of Common Stock indicated above on the terms set forth in the Prospectus; and agree that if I (we) fail to pay for the shares I (we) have elected to purchase, you may exercise any remedies available to you under law.

Name(s) of beneficial owner(s):      ____________________________________

Signature(s) of beneficial owner(s): ___________________________________

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or acting in a fiduciary or representative capacity, please provide the following information:

Name:                                   ______________________________________
Capacity:                             ______________________________________
Address
 (including Zip Code):       ______________________________________
Telephone Number:           ______________________________________

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